     As filed with the Securities and Exchange Commission on August 1, 2001
                                                 Registration No. 33-81668
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 MICROTEST, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                       86-0485884
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                       Identification Number)


                             4747 North 22nd Street
                             Phoenix, Arizona 85016
                    (Address of Principal Executive Offices)

                                 (602) 952-6400
              (Registrant's telephone number, including area code)

                         Non-Qualified Stock Option Plan
                            (Full title of the plan)

                                 Mark A. Dewire
                           Wilmer, Cutler & Pickering
                                2445 M Street, NW
                           Washington, D.C. 20037-1420
                                 (202) 663-6012

                      DEREGISTRATION OF UNSOLD SECURITIES

      The Registration Statement on Form S-8 (Registration No. 33-81668) (the "Registration Statement") of Microtest, Inc. ("Microtest") pertaining to 450,000 shares of common stock of Microtest to which this Post-Effective Amendment No. 1 relates, became effective on July 15, 1994.

      In accordance with an undertaking made by Microtest in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Microtest hereby removes from registration the securities of Microtest registered but unsold under the Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington on the 31st day of July, 2001.

                                             MICROTEST, INC.

                                             By:       /s/ Chris Odell
                                                  -----------------------------
                                                  Name:   Chris Odell
                                                  Title:  President

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                                 Title                             Date
        ---------                                 -----                             ----
    /s/ Chris Odell                      President (Principal Executive            July 31, 2001
------------------------------           Officer)
      Chris Odell

     /s/ Mark Kuhn                       Vice President and Treasurer              July 31, 2001
------------------------------           (Principal Financial and
      Mark Kuhn                          Accounting Officer)

   /s/ Patrick W. Allender               Director                                  July 31, 2001
------------------------------
    Patrick W. Allender

   /s/ James H. Ditkoff                  Director                                  July 31, 2001
------------------------------
    James H. Ditkoff

  /s/ Christopher C. McMahon             Director                                  July 31, 2001
------------------------------
    Christopher C. McMahon